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                                                              EXHIBIT 3.3(d)


                            IKERD-BANDY CO., INC.

                                    BYLAWS

                                  * * * * * *

                                   ARTICLE I

                                    OFFICES

          Section 1. The registered office shall be located in Somerset, Pulaski County, Kentucky.

          Section 2. The corporation may also have offices at such other places both within and without the State of Kentucky as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                        ANNUAL MEETINGS OF SHAREHOLDERS

          Section 1. All meetings of shareholders for the election of directors shall be held in Houston, State of Texas, at such place as may be fixed from time to time by the board of directors.

          Section 2. Annual meetings of shareholders, commencing with the year 1976, shall be held on the second Monday in May, if not a legal holiday, and if a legal holiday, then on the next secular day following at 1:00 p.m., at which they shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting, shall be given to each shareholder entitled to vote thereat not less than ten (10) days before the date of the meeting.

          The notice shall also set forth the purpose or purposes for which the meeting is called.


                                  ARTICLE III

                       SPECIAL MEETINGS OF SHAREHOLDERS

          Section 1.  Special meetings of shareholders for any


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purpose other than the election of directors may be held at such time and place within or without the State of Kentucky as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board, the president, the board of directors, or the holders of not less than one fifth (1/5) of all the shares entitled to vote at the meeting.

         Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty-five (35) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In the case of any meeting for election of directors, such meeting may be adjourned only from day to day and those who attend the second of such adjourned meetings, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors.

         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the


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meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

         Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the votes of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principal among as many candidates as he may see fit.

         Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE V

                                   DIRECTORS

         Section 1. The number of directors shall not be less than three (3) nor more than fifteen (15), none of whom need be a stockholder of the corporation. Directors need not be residents of the State of Kentucky, nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. Any director may be removed from office, with or without cause, by a majority vote of the shareholders at any meeting of which a quorum of shareholders is present. The first board of directors shall hold office until the first annual meeting of shareholders.

         Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of


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his predecessor in office.

         Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

         Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and to all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Kentucky, at such place or places as they may from time to time determine.

         Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.


                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Kentucky.

         Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shal1 be fixed by the vote of the shareholders at the annual meeting and no notice or such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be-fixed by the consent in writing of all the directors.

         Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         Section 4.   Special meetings of the board of directors


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may be called by the chairman of the board or the president on two (2) day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or the president or secretary in like manner and on like notice on the written request of two directors.

         Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


                                  ARTICLE VII

                              EXECUTIVE COMMITTEE

         Section l.   The board of directors, by resolution adopted by a
majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                  ARTICLE VIII

                                    NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation, or of these


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bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE IX

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretary and assistant treasurer.

         Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a chairman of the board, a president, one or more vice president, a secretary and a treasurer, none of whom need be a member of the board.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                                  THE CHAIRMAN

         Section 6. The Chairman of the Board shall preside at all meetings of the shareholders and of the board of directors and shall have such other powers and duties as designated by the bylaws and as from time to time may be assigned to him by the board of directors.

                                 THE PRESIDENT

         Section 7. The President shall be the chief executive officer of the corporation and, subject to the board of directors, shall have general and active management of the business and of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENTS

         Section 9. The Vice President, of if there shall be more than one, the Vice Presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors


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may give general authority to any other officer to affix the seal of the corporation and to attest the affixing of his signature.

         Section 11. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements, in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 14. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 15. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence cf or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                                   ARTICLE X

                             CERTIFICATE OF SHARES

         Section 1. The shares of the corporation shall be represented by certificates signed by the chairman of the board or the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

         When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face of or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Section 2. The signatures of the officers of the corporation upon a certificate may be facsimilies if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                               LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.


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                              TRANSFER OF SHARES

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                           CLOSING OF TRANSFER BOOKS

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders such date in any case to be not more than forty (40) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such, determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed, the determination of shareholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination, shall apply to any adjournment thereof.

                            REGISTERED SHAREHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares


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On the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Kentucky


                                  ARTICLE XI

                              GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                  ARTICLE XII

                                  AMENDMENTS

     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.


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         The shareholders shall have the right to change or repeal bylaws adopted by the board of directors.


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